Camber Energy, Inc. 8-K

Exhibit 99.1

CORRECTION: Camber Energy, Inc. Sets Date For 2018 Annual Meeting of Stockholders

SAN ANTONIO, TX / ACCESSWIRE / November 13, 2017 / Camber Energy, Inc. (NYSE American: CEI) ("Camber" or the "Company") today corrected its previous press release dated November 13, 2017, whereby it announced that it had scheduled its 2018 Annual Meeting of Stockholders to be held on Wednesday, January 3, 2018 at 11 A.M. local time at the Courtyard by Marriott at 8615 Broadway Street, San Antonio, Texas 78217. The correction (included below) updated the date by which stockholders are required to provide notice of business or nominations with respect to the 2018 Annual Meeting.

The record date for determination of stockholders entitled to vote at the meeting, and any adjournment thereof, is planned to be set on or around the close of business on November 17, 2017. More information regarding the Company's 2018 Annual Meeting of Stockholders is disclosed in the Company's preliminary proxy statement which the Company filed with the Securities and Exchange Commission on Thursday, November 9, 2017.

To be timely, pursuant to the company's Bylaws, as amended, and Rule 14a-8 of the Securities Exchange Act of 1934, as amended, any notice of business or nominations with respect to the 2018 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 4040 Broadway, Suite 425, San Antonio, Texas 78209, Attention: Corporate Secretary by no later than 5:00 p.m., Central Time, on November 22, 2017. Any such stockholder proposal must be submitted and must comply with the applicable rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and the Company's Bylaws, as amended.

Additional Information and Where to Find It

As noted above, in connection with the Annual Meeting, the Company has filed with the Securities and Exchange Commission (the "SEC") a proxy statement and other relevant documents. It is anticipated that a Notice of Internet Availability of Proxy Materials ("Notice") relating to the Annual Meeting will be mailed to each stockholder registered in the share register of the Company as of the close of business on the Record Date (provided the Company may alternatively, in its discretion, mail each stockholder a form of the proxy and the Company's latest annual report). Instructions on how to access the proxy materials over the Internet or request a printed set of proxy materials will be provided in the Notice. The Notice (or proxy, if the proxy is mailed) also will provide instructions on how to submit a proxy over the Internet or via mail.

This press release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the Annual Meeting because they will contain important information about the Annual Meeting. The directors, nominees for election as director, executive officers and certain other members of management and employees of the Company may be deemed "participants" in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company's stockholders in connection with such matters will be set forth in the definitive proxy statement to be filed with the SEC. In addition, you can find information about the Company's executive officers and directors in its Annual Report on Form 10-K for the year ended March 31, 2017.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC's website at www.sec.gov. In addition, investors may obtain a free copy of the Company's filings with the SEC through the investor relations section of our website (http://www.camber.energy), under "Investors" - "SEC Filings" or by directing a request to: 4040 Broadway, Suite 425, San Antonio, Texas 78209, Attention: Corporate Secretary.

About Camber Energy, Inc.

Based in San Antonio, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma in addition to anticipated project development in the San Andres formation in the Permian Basin. For more information, please visit the Company's website at www.camber.energy.